Exhibit 10.2

VOTING AGREEMENT

To induce the parties to the Stock Purchase Agreement, dated as of May 22, 2020 (the “Purchase Agreement”), among Resolate Blends, Inc., a Nevada corporation (the “Seller”), and the buyers named therein (the “Buyers”), to enter into and perform the Purchase Agreement, the undersigned stockholder of the Seller whose name, address and signature appear below (the “Undersigned”), hereby agrees to vote all voting securities of the Seller owned beneficially and of record thereby (the “Subject Securities”) in favor of the Purchase Agreement and the transactions contemplated thereby.

If the Seller shall in any manner split, subdivide or combine its any of its voting securities, the definition of Subject Securities for purposes of this Voting Agreement shall be deemed amended such that this Voting Agreement be deemed to be an agreement to vote the number of voting securities of the Seller owned beneficially and of record by the Undersigned following such stock split, subdivision or combination that relate back to the original Subject Securities.

The Undersigned hereby revokes any proxy heretofore given to vote with respect of the Subject Securities.

This Voting Agreement shall be effective until June 30, 2020.

Name:	Geoffrey Selzer
Address:

Dated: May 22, 2020